UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 459-4450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2017 by Popeyes Louisiana Kitchen, Inc., a Minnesota corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 21, 2017, with Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”), Restaurant Brands Holdings Corporation, a corporation existing under the laws of Canada (“Intermediate Parent”), and Orange, Inc., a Minnesota corporation and an indirect subsidiary of Parent (“Sub”).

Pursuant to the Merger Agreement, on February 27, 2017, Sub commenced (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) for $79.00 per Share (the “Offer Price”) in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase, the related letter of transmittal and other related materials, each dated February 27, 2017 and in each case as amended or supplemented from time to time.

The Offer expired at the time that was one minute following 11:59 p.m. (12:00 midnight), New York City time, on March 24, 2017, the date that was 20 business days (for this purpose calculated in accordance with Rules 14d-1(g)(3) and 14d-2 promulgated under the Exchange Act) following commencement of the Offer (the “Expiration Time”). All conditions to the Offer were satisfied, and the Offer was not extended. Computershare Trust Company, N.A., in its capacity as the depositary for the Offer (the “Depositary”), has advised the Company and Sub that, as of the Expiration Time, 17,020,182 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 83% of the outstanding Shares as of the Expiration Time. The number of Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) tendered satisfied the Minimum Tender Condition (as such term is defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions to the Offer have been satisfied or waived, on March 27, 2017, Sub accepted for payment all such Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms and subject to the conditions of the Offer.

On March 27, 2017, as a result of (i) its acceptance of the Shares validly tendered in the Offer and (ii) the issuance by the Company of Shares to Sub (pursuant to the exercise of the option irrevocably granted to Sub (the “Top-Up Option”) to purchase additional Shares, at a price per share equal to the Offer Price and on the terms and subject to the conditions set forth in the Merger Agreement), Sub acquired a sufficient number of Shares to complete the merger of Sub with and into the Company with the Company continuing as the surviving corporation in the merger (the “Merger”) without a vote of the shareholders of the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act, as amended (the “MBCA”). Accordingly, following the consummation of the Offer, Parent and Sub effected the Merger pursuant to Section 302A.621 of the MBCA, with the Company continuing as the surviving corporation in the Merger and thereby becoming an indirect, wholly-owned subsidiary of Parent. In the Merger, each Share (other than Shares (i) issued and outstanding immediately prior to the time at which the Merger became effective (the “Effective Time”) that are directly owned by Sub at the Effective Time (including all Shares accepted for payment pursuant to the Offer, whether or not such Shares are registered in the name of Sub or any of its affiliates) or by any subsidiary of the Company and (ii) as to which dissenters’ rights have been perfected (and not withdrawn) in accordance with applicable law)) that was issued and outstanding immediately prior to the consummation of the Merger was converted into the right to receive the Offer Price.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger and the Offer) is only a summary and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, the Company repaid all amounts outstanding under its $400.0 million revolving credit facility (the “2016 Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Bank of America, N.A., as Syndication Agent, and certain other financial institutions party thereto. Effective upon such repayment, the Amended and Restated Credit Agreement for the 2016 Credit Facility and all related agreements and documents ancillary thereto were terminated and became null and void.

Item 2.01.	Completion of Acquisition or Dispositions of Assets.

As described in the Introductory Note above, on March 27, 2017, Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms and subject to the conditions of the Offer. Shortly thereafter, the Merger was completed pursuant to Section 302A.621 of the MBCA, with no Company shareholder vote required to consummate the Merger. In connection therewith, at the Effective Time, the Company became an indirect, wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger and the Offer) is only a summary and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note, Item 2.01 and Item 5.01 is incorporated herein by reference.

On March 27, 2017, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Shares effective before the opening of trading on March 28, 2017, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Exchange Act. Parent intends to cause to be filed with the SEC, on behalf of the Company, a Form 15 requesting that the Shares be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

On March 27, 2017, the Company issued and sold 25,000,000 Shares (the “Top-Up Shares”) to Sub, which resulted in Sub owning more than 90% of the outstanding Fully Diluted Shares (as such term is defined in the Merger Agreement), in exchange for $250,000.00 in cash, which amount represents the aggregate par value of the Top-Up Shares, and a promissory note in the principal amount of $1,974,750.00, reflecting the balance of the purchase price of the Top-Up Shares. The Top-Up Shares were issued and sold pursuant to Sub’s decision to exercise the Top-Up Option. The issuance and sale of the Top-Up Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as it did not involve a public offering of securities.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01, 3.01, 3.03 and 5.02 is incorporated herein by reference.

As a result of the Merger, a change of control of the Company occurred on March 27, 2017, and the Company thereby became an indirect, wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of March 27, 2017, each of the members of the board of directors of Sub immediately prior to the Effective Time became a member of the board of directors of the Company as of the Effective Time. The new members of the Company’s board of directors are Joshua Kobza and Jill Granat. Information about Mr. Kobza and Ms. Granat has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on February 27, 2017. On March 27, 2017, each member of the Company’s board of directors ceased to be a member of the Company’s board of directors and a member of the committees of the Company’s board of directors as of the Effective Time.

As of March 27, 2017, Alexandre Santoro was appointed as President and Jacqueline Friesner was appointed to replace the current Chief Accounting Officer of the Company. Mr. Santoro has served as Chief Supply and Operations Officer of Parent since 2015. Prior to that time, Mr. Santoro served in various positions of increasing responsibility with America Latina Logistica from 2002 to 2015, a Brazilian railway line logistics company, including CEO from 2013 to 2015. Information about Ms. Friesner has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on February 27, 2017. As of the Effective Time of the Merger, all of the Company’s executive officers, other than Mr. Skehan, will cease to be executive officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the consummation of the transactions contemplated by the Merger Agreement, the Company’s then-existing articles of incorporation, as amended and restated, and its then-existing bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the articles of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 21, 2017, by and among Restaurant Brands International Inc., Restaurant Brands Holdings Corporation, Orange, Inc., and Popeyes Louisiana Kitchen, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 22, 2017).*

Exhibit 3.1	Amended and Restated Articles of Incorporation of Popeyes Louisiana Kitchen, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Popeyes Louisiana Kitchen, Inc.

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	POPEYES LOUISIANA KITCHEN, INC.

	By:	/s/ Harold M. Cohen
	Name:	Harold M. Cohen
	Title:	General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 21, 2017, by and among Restaurant Brands International Inc., Restaurant Brands Holdings Corporation, Orange, Inc., and Popeyes Louisiana Kitchen, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 22, 2017).†

Exhibit 3.1	Amended and Restated Articles of Incorporation of Popeyes Louisiana Kitchen, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Popeyes Louisiana Kitchen, Inc.

†	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.